UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2006
Date of Report (Date of earliest event reported)

MED-EMERG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404
Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On February 10, 2006, Med-Emerg International Inc. (“Med-Emerg” or the Company) extended the exercise period of warrants (hereinafter the “Warrants”) for the purchase of up to an aggregate of 1,437,500_shares of the Company’s common stock, par value $0.001 (the “Common Stock”) from February 11, 2006 to August 11, 2006. The Warrants were originally issued on February 11, 1998, in connection with a private placement of the Company’s securities. The Company previously reduced the per share exercise price of the Warrants from $04.50 to $0.50 per share in February 2003 and from $0.50 to $0.20 in December 2005. In February 2005, Med-Emerg also amended the terms of the Warrants to provide that if the Common Stock of Med-Emerg, which is quoted on the NASD Over-the-Counter Bulletin Board under the symbol “MDER”, closes at a per share price of $0.70 or greater for 30 consecutives trading days, Med-Emerg has the right to redeem the Warrants at $.01 per Warrant upon ten days prior notice. All remaining terms and conditions of the Warrants remain unchanged.

The shares underlying the Warrants have been registered with the Securities and Exchange Commission (“SEC”) in a registration statement (the “Registration Statement”) on Form SB-2 that was declared effective on July 31, 2002 (File No. 333-97441). On December 15, 2005, the Company filed a post-effective amendment to the Registration Statement which, as of the filing of this Current Report on Form 8-K, has not been declared effective by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MED-EMERG INTERNATIONAL, INC.
By:	/s/ Ramesh Zacharias Ramesh Zacharias, Chief Executive Officer

February 10, 2006